EXHIBIT 4.5

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 24, 2003, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the purchasers set forth on the signature page hereto (each purchaser is a "Buyer" and are collectively referred to as the "Buyers").

                                    WHEREAS:

         A. The Company and Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) 8% convertible debentures of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of One Million Dollars ($1,000,000) (together with any debenture(s) issued in replacement thereof or as interest thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures; and (ii) warrants, in the form attached hereto as Exhibit B, to purchase 2,000,000 shares of the Company's Common Stock (the "Warrants"); (the Common Stock and Warrants are sometimes referred to as the "Securities")

         C. Buyers wish to purchase, upon the terms and conditions stated in this Agreement, such principal amounts of Debentures and number of Warrants as are set forth immediately below their names on the signature pages hereto;

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         E. The Closing of the sale and purchase of the Debentures and the Warrants are subject to the conditions set forth herein and in the Escrow Agreement attached hereto as Exhibit D.


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         NOW THEREFORE, the Company and Buyers hereby agree as follows:

         1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                  a. Purchase of Debentures and Warrants. On the Closing Date (as defined below), the Company shall issue and sell to Buyers and Buyers agree to purchase from the Company such principal amounts of Debentures and number of Warrants as are set forth immediately below Buyers' names on the signature pages hereto.

                  b. Form of Payment. Upon execution of this Agreement, (i) Buyers shall pay the purchase price for the Debentures and the Warrants to be issued and sold to them at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Escrow Agent, in the total amount of $500,000, in accordance with the written wiring instructions set forth in the Escrow Agreement, and by delivery of promissory notes for a further total of $500,000 in the form annexed hereto as Exhibit E, payable on the third Business Day following the effectiveness of a registration statement for the shares underlying the Debentures and Warrants, against delivery on the Closing Date of the Debentures and the Warrants as is set forth immediately below Buyers' names on the signature pages hereto, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to the Escrow Agent, against delivery of such Purchase Price. The Purchase Price shall be held in escrow by the Company pending the Closing.

                  c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below and in the Escrow Agreement, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon, Eastern Standard Time on December __, 2003, subject to the Company entering an agreement for the resolution of certain matters related to the termination or redemption of outstanding convertible debentures, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties.

         2. BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to it that:

                  a. Investment Purpose. As of the date hereof, Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures pursuant to this Agreement (such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debentures, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

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                  b. Accredited Investor Status. Buyer is a sophisticated
investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Buyer has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities pursuant to this Agreement. Buyer has been represented by counsel and advisors of its choice. Buyer acknowledges that an investment in the Securities pursuant to this Agreement is speculative and involves a high degree of risk.

                  c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

                  d. Information. Buyer has received all documents, records, books and other information pertaining to Buyer's investment in the Company that has been requested by Buyer.

                  e. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  f. Transfer or Resale. Buyer understands that: (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration to the reasonable satisfaction of the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this
Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144, and Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions to the reasonable satisfaction of the Company;
(ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  g. Legends. Buyer understands that the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  h. Authorization; Enforcement. This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by Buyer has been duly authorized and validly executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  i. Residency. Buyer is a resident of the jurisdiction set forth immediately below Buyer's name on the signature page hereto.

                  j. Not an Affiliate. Buyer is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

                  k. Absence of Conflicts. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by Buyer in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by Buyer, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Buyer or (a) violate any provision of any indenture, instrument or agreement to which Buyer is a party or is subject, or by which Buyer or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Buyer to any third party; or (d) require the approval of any non-governmental agency third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Buyer is subject or to which any of its assets, operations or management may be subject.

                  l. Manner of Sale. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  m. No Finder. Buyer represents that, to Buyer's knowledge, no finder is entitled to compensation for introducing Buyer to the Company.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyers that:

                  a. Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified or intends to apply for qualification as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                  b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures, the Warrants, and the Escrow Agreement, (collectively the "Transaction Agreements") and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, subject to release from escrow. The execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants, the Escrow Agreement, the Security Agreement, and the Intellectual Property Security Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof), subject to release from escrow, have been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly. This Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures, the Warrants, and the Escrow Agreement, subject to release from escrow, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, of which 21,190,760 shares are issued and outstanding as of September 30, 2003, and, except as set forth in Schedule 3(c), no shares are currently reserved for issuance pursuant to the Company's stock option plans, no shares are currently reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock, and no shares of preferred stock are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c) and/or in filings with the S.E.C., as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares.

                  d. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

                  e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  f. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants, the Escrow Agreement, the Security Agreement, and the Intellectual Property Security Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares), subject to release from escrow, will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants.

                  g. SEC Documents; Financial Statements. Except as disclosed in
Schedule 3(g) and except as disclosed herein, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company's Form 10-QSB for the quarterly period ended September 30, 2003 was not timely filed. Except as disclosed in
Schedule 3(g) and except as disclosed herein, the SEC Documents will, on or before Closing hereof, comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, to the best knowledge of officers and directors of the Company, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has been advised by its accountants of certain changes they require in prior SEC Documents, which SEC Documents the Company has undertaken to amend. Except as disclosed in Schedule 3(g) and except as disclosed herein, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed in Schedule 3(g) and except as disclosed herein, such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as described herein and as set forth in the financial statements of the Company included in the SEC Documents, as may be amended, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to June 30, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  h. Absence of Certain Changes. Since June 30, 2003, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries, except as disclosed herein and in Schedule 3(h).

                  i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect, except as described in Schedule 3(i).

                  j. Intellectual Property. The Company has the rights stated in the SEC Documents (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

                           The obligations of the Company under the Debentures
shall be secured by that certain Security Agreement by and between the Company and the Holder entered into in connection with the Debentures; the security interest rights granted to the Buyers shall be on equal level to the security interest rights granted to third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein, in the principal amount of $500,000 occurring on or about the same time as this Agreement. The Company shall be entitled to grant security interest rights senior to the rights of the Buyers to a financial institution, subject to the approval of the Buyers, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Buyers to non-financial institution lender(s) hereafter providing at least $1,500,000 or more in working capital, subject to the approval of the Buyers, which shall not be unreasonably withheld.

                  k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company has or is expected in the future to have a Material Adverse Effect, except as disclosed in this Agreement. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect, except as disclosed in this Agreement.

                  l. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

                  m. Absence of Certain Company Control Person Actions or Events. None of the following has occurred during the past ten (10) years with respect to a Company Control Person, except as set forth in Schedule 3(m):

                                    (1) A petition under the federal bankruptcy
                  laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                           (2) Such Company Control Person was convicted in a
                  criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                           (3) Such Company Control Person was the subject of
                  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) acting, as an investment advisor,
                           underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii) engaging in any type of business
                           practice; or

                                    (iii) engaging in any activity in connection
                           with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                           (4) Such Company Control Person was the subject of
                  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

                           (5) Such Company Control Person was found by a court
                  of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since May 1, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  o. Dilution. The number of Shares issuable upon conversion of the Debentures may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  p. Trading in Securities. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), Buyers retain the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

                  q. Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyers relating to this Agreement or the transactions contemplated hereby. Buyers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

             4. COVENANTS.

                  a. Reporting Status. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as Buyers beneficially own any of the Securities, the Company shall use best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use best efforts to maintain its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  b. Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and the Warrants for its working capital and/or to retire existing debt.

                  c. Authorization and Reservation of Shares. The Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall use reasonable best efforts to at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("Reserved Amount") equal to no less than two (2) times the number that is then actually issuable upon full conversion of the Debentures and Additional Debentures and upon exercise of the Warrants and the Additional Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(e), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount.

                  d. Listing. The Company will use best efforts, so long as Buyers own at least one-third of the Securities, to maintain the quoting/listing and trading of its Common Stock on the OTCBB or any equivalent or replacement quotation service or exchange, including, but not limited to, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will promptly notify Buyer regarding the continued eligibility of the Common Stock for listing or quotation should there be a material change.

                  e. Corporate Existence. So long as Buyers beneficially own any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX, or any other equivalent or replacement quotation service or exchange.

                  f. Future Plans. At such future date when the Company has at least $750,000 in working capital in excess of then existing commitments, the Company will undertake to implement an investor relations program.

                  g. The Company covenants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 2(g) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 2(g) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyers or their nominees and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyers provide the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyers of any of the Securities is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  h. Reimbursement. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Buyer is a named party, the Company will pay to the Buyer the charges, as reasonably determined by Buyer, for the time of any officers or employees of the Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who or which are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Buyer and any such affiliate and any such person. The Company also agrees that neither the Buyer nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of any of the Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

                  i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to the sum of (x) one hundred percent (100%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures, plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Buyers or to any other Holder or Buyer). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit any Buyer's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Holder.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to Buyers at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. Buyers shall have executed this Agreement, the Registration Rights Agreement, and the Escrow Agreement, and delivered the same to the Company in escrow.

                  b. Buyers shall have delivered the Purchase Price in accordance with Section 1.

                  c. The representations and warranties of Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyers at or prior to the Closing Date.

                  d. No undisclosed litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7. CONDITIONS TO BUYERS' OBLIGATION TO PURCHASE. The obligation of Buyers to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyers' sole benefit and may be waived by Buyers at any time in their sole discretion:

                  a. The Company shall have executed this Agreement, the Registration Rights Agreement, and the Escrow Agreement, and delivered the same to Buyers in escrow.

                  b. The Company shall have delivered to Buyers in escrow duly executed Debentures (in such denominations as Buyers shall request) and Warrants in accordance with Section 1 above.

                  c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  e. No material undisclosed event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

         8. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. The Company and the Buyers hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Except as provided herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                                    If to the Company:
                                    Attn.:  Wilfred Shorrocks, President
                                    Peak Entertainment Holdings, Inc.
                                    Bagshaw Hall, Bagshaw Hill
                                    Bakewell, Derbyshire, UK DE45 1DL
                                    Tel:  +44(0)1629 814555
                                    Fax:  +44(0)1629 813539

                                    With a copy (which shall not constitute
                                    notice) to:

                                    Attn.:  Dan Brecher, Esq.
                                    Law Offices of Dan Brecher
                                    99 Park Avenue, 16th Floor
                                    New York, NY 10016
                                    Tel:  212-286-0747
                                    Fax:  212-808-4155

                                    If to a Buyer:

                                    At the address and facsimile number listed on the signature page hereof.

                                    With a copy (which shall not constitute
                                    notice) to:

                                    Krieger & Prager LLP, Esqs.
                                    39 Broadway
                                    Suite 1440
                                    New York, NY 10006
                                    Attn: Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No.  (212) 363-2999

Each party shall provide notice to the other party of any change in address.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act.

                  h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  k. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyers shall be entitled, in addition to all other available remedies at law or in equity.

                  l. Survival. The representations, warranties and covenants made by each of the Company and Buyers in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

                  m. Indemnification.

                           (a) The Company hereby agrees to indemnify and hold
harmless Buyers and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all damages, and agrees to reimburse Buyer Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

                                    (i) any material misrepresentation, omission
of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                                    (ii) any material failure by the Company to
perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                                    (iii) any action instituted against any
Buyer, or any of its affiliates, by any stockholder of the Company who is not an affiliate of Buyer, with respect to any of the transactions contemplated by this Agreement.

                           (b) Buyers hereby agree to indemnify and hold
harmless the Company, its affiliates and its respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                                    (i) any material misrepresentation, omission
of fact, or breach of any of any Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyers pursuant to this Agreement; or

                                    (ii) any material failure by Buyers to
perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyers pursuant to this Agreement.

                           (c) Promptly after receipt by either party hereto
seeking indemnification pursuant to this Section 8(m) (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to this Section 8(m) is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:  /s/ Wilf Shorrocks
                                         -------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer

BUYERS:                             Platinum Partners Global Macro Fund LP

                                    By:  /s/ Mark Nordlicht
                                         -------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner

                                    ADDRESS: 152 West 57th Street
                                             54th Floor
                                             New York, NY 10019

                                    TELEPHONE:_____________________
                                    FACSIMILE:_____________________

                                    SUBSCRIPTION AMOUNT:
                                    Debentures: $750,000
                                    Warrants: 1,500,000

                                    [__________________________]

                                    By:  /s/ Gary Barnett
                                         -------------------------------
                                         Name:  Gary Barnett
                                         Title:

                                    STATE OF RESIDENCE: New York
                                    ADDRESS:            225 West 86th St.
                                                        New York, NY 10024

                                    TELEPHONE:_____________________
                                    FACSIMILE:_____________________

                                    Millstone Brands Inc.

                                    By:      /s/ Uri Evan
                                         -------------------------------
                                         Name:  Uri Evan
                                         Title:  Director

                                    STATE OF RESIDENCE:   N.J.
                                    ADDRESS:              1735 Jersy Av
                                                          North Brunswick
                                                          NJ. 08902

                                    TELEPHONE:_____________________
                                    FACSIMILE:_____________________


                                    SUBSCRIPTION AMOUNT:
                                    Debentures: $125,000
                                    Warrants:  250,000

                                    Note:  Two separate Buyers for $125,000
                                    Debentures and 250,000 warrants.

                                  SCHEDULE 3(c)

Securities and rights issued in connection with the Securities Purchase Agreement dated as of April 22, 2003

Securities and rights issued in connection with Securities Purchase Agreement dated as of February 28, 2002, as amended March 14, 2003, and as amended June 17, 2003

Term Sheet Agreement with the holders of the securities issued under the Securities Purchase Agreement dated as of April 22, 2003 and the Securities Purchase Agreement dated as of February 28, 2002, as amended. Terms of Term Sheet Agreement more fully set forth in a Settlement Agreement and Release dated as of December 22, 2003, subject to closing.

Warrants to purchase 750,000 shares of the Company's common stock, exercisable for five years at $0.35 per share issued pursuant to a consulting agreement.

Warrants to purchase 240,000 shares of common stock, exercisable for three years at $0.50 per share pursuant to an amended consulting agreement with Jack Kuessous.

Loan of $100,000 from Jack Kuessous exchanged for 583,333 shares of common stock and common stock purchase warrants to purchase 150,000 shares of common stock, exercisable for three years at an exercise price of $0.50 per share.

Stock Option Plan, which may be subdivided as appropriate, for Employees, Management and other persons entitled to participate in an amount of up to 10% of the Company's common stock.

Securities and rights issued in connection with a Securities Purchase Agreement dated as of December 24, 2003 for an aggregate amount of $500,000.

                                  SCHEDULE 3(g)

Consulting Agreement with POW! Entertainment LLC and Stan Lee Consulting Agreement with Jack Kuessous, as amended Loan of $100,000 Jack Kuessous cancelled in exchange for securities

Term Sheet Agreement with the holders of the securities issued under the Securities Purchase Agreement dated as of April 22, 2003 and the Securities Purchase Agreement dated as of February 28, 2002, as amended, for the resolution of issues and return of securities in connection with securities and rights issued in connection with the Securities Purchase Agreement dated as of April 22, 2003, and Securities and rights issued in connection with Securities Purchase Agreement dated as of February 28, 2002, as amended March 14, 2003, and as amended June 17, 2003. Terms of Term Sheet Agreement more fully set forth in a Settlement Agreement and Release dated as of December 22, 2003, subject to closing.

Items listed in Schedule 3(c) are incorporated by reference herein.

The Company intends to amend the following SEC Documents:

         1.       Form 8-K/A filed July 2, 2003

         2. Amendment and/or withdrawal of the registration statement for the resale of the common stock underlying presently outstanding debentures.

The Company has submitted on November 24, 2003 an amendment to the Form 10-QSB for the period ended June 30, 2003.

                                  SCHEDULE 3(h)

Consulting Agreement with POW! Entertainment LLC and Stan Lee Consulting Agreement with Jack Kuessous, as amended
Loan of $100,000 Jack Kuessous cancelled in exchange for securities Items listed in Schedule 3(c) are incorporated by reference herein. Items listed in Schedule 3(g) are incorporated by reference herein.

Term Sheet Agreement with the holders of the securities issued under the Securities Purchase Agreement dated as of April 22, 2003 and the Securities Purchase Agreement dated as of February 28, 2002, as amended, for the resolution of issues and return of securities in connection with securities and rights issued in connection with the Securities Purchase Agreement dated as of April 22, 2003, and Securities and rights issued in connection with Securities Purchase Agreement dated as of February 28, 2002, as amended March 14, 2003, and as amended June 17, 2003. Terms of Term Sheet Agreement more fully set forth in a Settlement Agreement and Release dated as of December 22, 2003, subject to closing.

                                  SCHEDULE 3(i)

Term Sheet Agreement with the holders of the securities issued under the Securities Purchase Agreement dated as of April 22, 2003 and the Securities Purchase Agreement dated as of February 28, 2002, as amended, for the resolution of issues and return of securities in connection with securities and rights issued in connection with the Securities Purchase Agreement dated as of April 22, 2003, and Securities and rights issued in connection with Securities Purchase Agreement dated as of February 28, 2002, as amended March 14, 2003, and as amended June 17, 2003. The holders of such securities may have claims related to breaches of certain provisions of the aforementioned agreements. Terms of Term Sheet Agreement more fully set forth in a Settlement Agreement and Release dated as of December 22, 2003, subject to closing.

                                  SCHEDULE 3(m)

None.

                                                                       EXHIBIT A


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                        Peak Entertainment Holdings, Inc.

                  8% CONVERTIBLE DEBENTURE DUE JANUARY 5, 2007

Debenture No. __

         THIS DEBENTURE is issued by Peak Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company") and is designated as its 8% Convertible Debenture Due January 5, 2007 (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to ___________________ (the "Holder"), the principal sum of __________________________________
($___________) on January 5, 2007 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time annually in arrears at the rate of eight percent (8%) per annum accruing from the date of initial issuance. The Company will pay the principal of, and any accrued but unpaid interest due upon this Debenture on the Maturity Date, by check or wire transfer to the person who is the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check or money order shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. The obligations of the Company under this Debenture shall be secured by that certain Security Agreement by and between the Company and the Holder entered into in connection with these Debentures.

         This Debenture is subject to the following additional provisions:

         1. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

         2. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of December 24, 2003 between the Company and the Holder (the "Securities Purchase Agreement"), and is subject to the terms and conditions of the Securities Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Securities Purchase Agreement.

         3. The Holder of this Debenture is entitled, at its option, to convert at any time commencing on the earlier of the date of effectiveness of the registration statement or failure to materially fulfill the Registration Rights Agreement, the principal amount of this Debenture or any portion thereof, plus, at the Holder's election, any accrued and unpaid interest, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") of $0.30 per share, subject to adjustment for stock splits and the like. If, upon any conversion of this Debenture, the Company's issuance of Conversion Shares would cause it to violate any listing requirement of the OTCBB or other public market through which the Company's Common Stock is listed or quoted, then in lieu of such stock issuance, the Company shall pay the Holder cash in an amount equal to the closing price of the Common Stock on the Conversion Date multiplied by the number of shares which would otherwise have been issuable upon such conversion within five (5) calendar days.

                  In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 3 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                  For a two year period from issuance, the Conversion Price shall be adjusted for dilutive issuances of securities for value by the Company which shall constitute an Adjustment Event, as defined herein. The term "Adjustment Event" shall mean any issuance by the Company for the Company's common stock or convertible in to the Company's common stock (excluding securities issued to the Company's employees, directors, consultants and others similarly situtated in the ordinary course of business and not for capital raising purposes) below the lower of (a) $.50 per common share, or (b) fair market value for such securities as determined at the time of issuance. Upon the occurrence of an Adjustment Event, appropriate and proportionate adjustments shall be made to the Conversion Price on a penny for penny basis. The good faith determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made to the Conversion Price, and the extent thereof, shall be final and conclusive, provided that the Conversion Price is adjusted in a manner that is no less favorable than the manner of adjustment used as to any other person with similar adjustment rights.

         4. The rate of interest on this Debenture shall be eight percent (8%), per annum, on the outstanding principal until paid or converted. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. Accrual of interest shall commence on the first business day to occur after the date of Closing and continue until payment in full of the principal sum has been made or duly provided for. Annual interest payments shall be due and payable on January 5 of each year, commencing with January 5, 2005, provided, however, that at the option of the Company, interest payments may be accrued beyond the annual interest payment date, in which event the Holder shall have the option to (a) accrue the interest payment then due for another interest payment period, or (b) cause the Company to issue Common Stock in exchange for interest otherwise payable in cash pursuant to this Debenture, the exact number of shares of Common Stock into which such interest payment is convertible shall be based on the average of the closing bid prices of the Common Stock over the twenty (20) trading days immediately prior to the interest payment date.

         5. On the Maturity Date, the Company will pay the principal of, and any accrued but unpaid interest due upon, this Debenture, less any amounts required by law to be deducted, to the registered holder of this Debenture and addressed to such holder at the last address appearing on the Debenture Register.

         6. (a) Conversion or all or a part of this Debenture shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number +44(0)1629 813539, Attn.: Wilfred Shorrocks, President, or such other facsimile number provided, in writing, by the Company. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company ("Delivery Date"). Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

                  (b) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon Conversion in accordance with the following schedule (where "No Business Days Late" refers to the number of business days which is beyond two (2) business days after the Delivery Date):1

                                                          Late Payment For Each $10,000
                                                          of Debenture Principal or Interest
              No. Business Days Late                      Amount Being Converted
              ----------------------                      ----------------------
                       1                                           $100
                       2                                           $200
                       3                                           $300
                       4                                           $400
                       5                                           $500
                       6                                           $600
                       7                                           $700
                       8                                           $800
                       9                                           $900
                       10                                          $1,000
                       >10                                         $1,000 +$200 for each Business
                                                                   Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 6 for such delay). Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 6 (b) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation. Anything in the foregoing provisions of this paragraph (b) to the contrary notwithstanding, the total amount payable by the Company under this paragraph (b) shall be reduced by an amount equal to fifty percent (50%) of any Buy-In Adjustment Amount (as defined below) actually paid by the Company to the Holder (but not by more than the total amount due without regard to the provisions of this sentence).


--------
1 Example: Notice of Conversion is delivered on Monday, October 3, 2003. The Delivery Date would be Thursday, October 6 (the third business day after such delivery). If the certificate is delivered by Monday October 10 (2 business days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on October 11, that is 1 "Business Day Late" in the table below; if delivered on October 18, that is 6 "Business Days Late" in the table.

                  (c) If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(b) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  (d) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  (e) The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action reasonably necessary to effectuate relief under 11 U.S.C. ss.362.

                  (f) The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Closing Date, the Company will provide the Lender with a copy of the authorization so given to the transfer agent.

         7. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock herein prescribed. This Debenture is a direct obligation of the Company.

         8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         9. (a) In case of any (1) merger or consolidation of the Company with or into another third party entity, excluding non-material transactions with parent, subsidiaries or affiliates, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, the Holder shall have the right to (A) deem such an occurrence an Event of Default and exercise its rights of prepayment pursuant to Paragraph 12 herein, (B) convert its aggregate principal amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of this Debenture then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debenture was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock and other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Paragraph upon any conversion or redemption following such event. This Paragraph shall similarly apply to successive such events.

                  (b) If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         10. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Conversion Shares except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts and the state courts located in New York County in the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         12. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of twenty business days; or

                  b. Any of the material representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, or in any agreement, certificate or financial statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

                  c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for twenty business days; or

                  d. The Company shall, without cause, fail to perform or observe, in any material respect, any other material covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement, the Registration Rights Agreement or this Debenture and such failure shall continue uncured for a period of thirty days after written notice from the Holder of such failure; or

                  e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

                  j. Subject to the Company's reasonable efforts to obtain effectiveness of the Registration Statement, the Registration Statement is not declared effective by the Commission within one hundred eighty (180) days from the Closing Date;

                  k. Upon a properly noticed Notice of Conversion, the Company fails to deliver Conversion Shares, when lawful to do so, within 10 Trading Days of such Notice of Conversion; and

                  l. The Company shall have its Common Stock suspended or delisted from trading on the OTCBB or other quotation service, exchange or public market on which the Company's Common Stock is then quoted or listed for in excess of twenty business days, and the Company does not obtain listing or quotation of its Common Stock with a comparable quotation service, exchange or public market.

         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder, and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         14. In no event shall the Holder be permitted to convert this Debenture for shares of Common Stock to the extent that (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of this Debenture) plus (y) the number of shares of Common Stock issuable upon conversion of this Debenture, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of this Debenture held by such Holder after application of this Paragraph 14. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Paragraph 14 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture is convertible (in relation to other securities owned by such holder) and of which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert this Debenture into shares of Common Stock at such time as such conversion will not violate the provisions of this Paragraph 14. The provisions of this Paragraph 14 may be waived by the Holder of this Debenture upon, at the election of the Holder, not less than 75 days' prior notice to the Company, and the provisions of this Paragraph 14 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Paragraph 14 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable. If instead of receiving cash on the Maturity Date the Holder instead exercises its right to convert this Debenture into Common Stock pursuant to Paragraph 3 by delivery of a Notice of Conversion prior to receipt of payment, and such conversion would cause the limit contained in the first sentence of this Paragraph 14 to be exceeded, such conversion of this Debenture shall occur up to such limit and the remaining unconverted portion of this Debenture shall be converted into Common Stock (1) in accordance with one or more Notices of Conversion delivered by the Holder, or (2) 65 days after the Maturity Date, whichever is earlier. Notwithstanding anything contained herein to the contrary, no interest shall accrue after the Maturity Date on any such unconverted portion of this Debenture.

         15. By its acceptance of this Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this _______ day of December, 2003.


                                    Peak Entertainment Holdings, Inc.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debentures)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of Peak Entertainment Holdings, Inc. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion:_____________________________________________________________

Conversion Price:_______________________________________________________________

Accrued Interest:

Number of Shares of Common Stock to be Issued:__________________________________

Name:___________________________________________________________________________

Signature:______________________________________________________________________

Address:________________________________________________________________________

                                                                       EXHIBIT B


THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, OR IN THE SECURITIES PURCHASE AGREEMENT, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

      Right to Purchase _________ Shares of Common Stock at $0.50 Per Share

                        Peak Entertainment Holdings, Inc.

                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, _______________________ (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the closing of the related Securities Purchase Agreement dated as of December 24, 2003 (the "Initial Exercise Date") and on or prior to the close of business on January 5, 2007 (the "Termination Date"), but not thereafter, to subscribe for and purchase from Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), up to ___________ fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at the exercise price of $0.50 per share (the "Exercise Price"). The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Securities Purchase Agreement, dated as of December 24, 2003, by and among the Company and Buyer listed on the execution page thereof (the "Securities Purchase Agreement"), the Securities Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Securities Purchase Agreement.

         1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto, properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. Except as provided in Sections 4 and 5 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto, duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to, and receipt thereof by, the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 herein prior to the issuance of such shares. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         5. Limitation on Exercise of Warrant. In no event shall the Holder be permitted to exercise this Warrant for shares of Common Stock in excess of the amount of this Warrant upon the exercise of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 4.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 5. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this
Section 5. The provisions of this Section 5 may be waived by the Holder of this Warrant upon not less than 75 days' prior notice to the Company, and the provisions of this Section 5 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 5, but otherwise in accordance with this Warrant, shall affect the status of the Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

         6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         7. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         8. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 8.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         9. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         12. Adjustments of Exercise Price and Number of Warrant Shares.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In the event that the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue any shares of its capital stock in a reclassification of the Common Stock, or (v) otherwise transacts a similar adjustment to its class of Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the holder would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are exercisable into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  (c) Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                           (A) the Company shall cause (i) to be reserved Spin
Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                           (B) the Exercise Price on the Outstanding Warrants
shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly send notice to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         15. Redemption. Prior to the Termination Date, the Warrant shall be redeemable, under the circumstances described in this Section, at the discretion of the Company, for $.10 per warrant (the "Redemption Fee"). The Company's right to redemption shall be exercisable commencing upon the day following the tenth consecutive business day during which the Company's common stock has traded at prices of, or in excess of, $3.00 per share, subject to adjustment for stock splits, dividends, subdivisions, reclassification and the like, with weekly volume of such trading being in excess of the total number of shares represented by this Warrant. In the event the Company exercises its right to redeem the Warrants, the Company shall give the Holder written notice of such decision. In the event that the Holder does not exercise all or any part of the Warrants or that the Company does not receive the Warrant from the Holder within 30 days from the date on the notice to the Holder of the Company's intention to redeem the Warrant, then the Warrant shall be deemed canceled, and the Holder shall not be entitled to further exercise thereof or to the Redemption Fee.

         16. Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

         17. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTCBB or other market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         18.      Miscellaneous.

                  (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to governing law provisions set forth in Section 8 of the Securities Purchase Agreement.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

                  (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  December __, 2003

                                    Peak Entertainment Holdings, Inc.

                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer

                               NOTICE OF EXERCISE

To:      Peak Entertainment Holdings, Inc.

         The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), at an exercise price of $0.50 per share, of Peak Entertainment Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in the amount of $_____________, together with all applicable transfer taxes, if any.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           _______________________________
                           (Name)

                           _______________________________
                           (Address)

                           _______________________________




Dated:


                           ______________________________
                           Signature

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is .

Dated:


                           Holder's Signature:_____________________________

                           Holder's Address:_______________________________

                                              _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December 24, 2003, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the investors signatory hereto (collectively, the "Buyer").

         WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Buyer (i) convertible debentures in the aggregate principal amount of One Million Dollars ($1,000,000) (the "Debentures") that are convertible into shares of the Company's common stock (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Convertible Debenture, and (ii) warrants (the "Warrants") to acquire an aggregate of 2,000,000 shares of Common Stock, upon the terms and conditions and subject to the limitations and conditions set forth in such Warrants; and

         WHEREAS, the Company desires to grant to Buyer the registration rights set forth herein with respect to the shares of Common Stock issuable upon conversion of the Convertible Debenture and the shares of Common Stock issuable upon exercise of the Warrants issued to Buyer.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

         1.       DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Buyer" means the Buyer and any transferee or
assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                           (ii) "register," "registered," and "registration"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii) "Registrable Securities" means the Conversion
Shares issued or issuable upon conversion or otherwise pursuant to the Convertible Debentures, and Warrant Shares issuable, upon exercise or otherwise pursuant to the Warrants, and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

                           (iv) "Registration Statement" means a registration
statement of the Company under the 1933 Act.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement, the Convertible Debentures, or the Warrants.

         2.       REGISTRATION.

                  a. The Company shall prepare, and, use reasonable efforts to file within one month from the date of Closing (as defined in the Securities Purchase Agreement) (the "Filing Date") with the SEC a Registration Statement on Form SB-2 or such form of Registration Statement as is then available to effect a registration of the Registrable Securities, covering the resale of the Registrable Securities underlying the Debentures and Warrants issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers, to the extent permissible, such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Convertible Debentures and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 6,700,000 shares, without regard to any limitation on Buyer's ability to convert the Convertible Debentures or exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement shall represent a good faith estimate of the maximum number of shares issuable upon conversion of Convertible Debentures and upon exercise of the Warrants of this type issued at this time to investors. In the event that the Securities and Exchange Commission restricts or prohibits the inclusion of any part of the common stock included in the Registration Statement on the basis that such securities are not deemed owned or paid for or any similar reason, the Company shall register the maximum number of the Registrable Securities that the Commission will permit, and such occurrence shall not be deemed a breach of any provision of this Agreement, the Securities Purchase Agreement of which this Agreement is a part, or any other agreement that is a part of the Securities Purchase Agreement.

                  b. The Company shall use reasonable efforts to obtain effectiveness of the Registration Statement as soon as practicable. In the event that the Registration Statement contemplated by Section 2(a) above is not declared effectiveness within four months from the date hereof, then Buyer shall be entitled to receive shares of the Company's unregistered and restricted common stock in the amount of, on a pro rata basis, 100,000 shares for each $500,000 in principal amount of debentures purchased for each subsequent month period in which the Registration Statement has not been declared effective. The Company shall include in its Registration Statement shares representing a potential issuance of four months of such issued shares pursuant to this provision, and the Company will subsequently seek effectiveness of a separate registration statement or an amended Registration Statement to include all shares actually issued pursuant to this provision.

                  c. Subject to the last sentence of this Section 2(c), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an underwritten offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to Buyer who is entitled to registration rights under this Section 2(c) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, Buyer shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Buyer requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Buyer has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among Buyers seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by Buyer; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which Buyer is entitled to registration under this Section 2(c) is an underwritten offering, then Buyer whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of Buyer pursuant to this Section 2(c) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

                  d. The Company represents and warrants that it meets the requirements for the use of Form SB-2 for registration of the resale by Buyer of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility for the use of Form S-3, provided that if the Company is not currently eligible to use Form S-3, not later than 20 business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by Buyer and any other Buyer of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2, or other applicable form, filed pursuant to Section 2(a) (and include in such Registration Statement the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2, or other applicable form, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing, to the extent feasible.

         3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall use reasonable best efforts to prepare promptly, and file with the SEC not later than the Filing Date, a Registration Statement with respect to the number of Registrable Securities provided in
Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 until such date as is the earlier of (i) the date on which at least two-thirds of the Registrable Securities have been sold or (ii) the date on which the Registrable Securities may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Convertible Debentures and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement, so as to cover all of the Registrable Securities, in each case, as soon as practicable, after the necessity therefor arises. The Company shall use reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

                  c. Permit a single firm of counsel designated by the Initial Investors (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn: Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

                  d. Notify each Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investors shall have the opportunity to comment thereon;

                  e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as Buyer reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                  f. As promptly as practicable, after becoming aware of such event, the Company shall notify Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, provided that, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify Buyer in writing of the existence of (but in no event, without the prior written consent of Buyer, shall the Company disclose to Buyer any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (ii) advise Buyer in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(e) with respect to the information giving rise thereto.

                  g. Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Buyers in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Buyers shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until such Buyer receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period);

                  h. Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Principal Trading Market;

                  i. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Buyer who holds Registrable Securities being sold of the issuance of such order and the resolution thereof.

                  j. The Company shall permit Buyer to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) within a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which Buyer reasonably objects and will not request acceleration of such Registration Statement without prior notice to Buyer. The sections of such Registration Statement covering information with respect to Buyer, Buyer's beneficial ownership of securities of the Company or Buyer intended method of disposition of Registrable Securities shall conform to the information provided to the Company by Buyer, provided that such information provided by Buyer is correct and truthful.

                  k. The Company shall hold in confidence and not make any disclosure of information concerning Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Buyer prior to making such disclosure, and allow Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  l. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  m. At the request of Buyer, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement which the Company may agree to be necessary in order to change the plan of distribution set forth in such Registration Statement.

         4. OBLIGATIONS OF BUYER. In connection with the registration of the Registrable Securities, Buyer shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Buyer that Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Buyer of the information the Company requires from Buyer.

                  b. Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless Buyer has notified the Company in writing of Buyer's election to exclude all of Buyer's Registrable Securities from the Registration Statements.

                  c. In the event the Company or Buyer determines to engage the services of an underwriter, Buyer agrees to enter into and perform Buyer's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless Buyer has notified the Company in writing of Buyer's election to exclude all of Buyer's Registrable Securities from such Registration Statement.

                  d. Buyer agrees that, upon receipt of notice from the Company, of the happening of any event of the kind such as described in Section 3(e), Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Buyer's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, Buyer shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in Buyer's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. Buyer may not participate in any underwritten registration hereunder unless Buyer (i) agrees to sell Buyer's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5. EXPENSES OF REGISTRATION; INCLUDABLE SECURITIES.

                  a. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 herein, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

                  b. Except as and to the extent specifically set forth in
Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Buyers of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) Buyer who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for Buyer, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Buyer pursuant to Section 9.

                  b. In connection with any Registration Statement in which Buyer is participating, Buyer agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
Section 6(a), the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by Buyer, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Buyer expressly for use in connection with such Registration Statement; and subject to
Section 6(c) Buyer will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided, further, however, that Buyer shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Buyer pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Buyer holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of Buyer), if Buyer are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER THE 1934 ACT. With a view to making available to Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Buyer to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees that hereafter it will:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to Buyer so long as Buyer owns Registrable Securities, promptly upon request, such documents and/or information as may be reasonably requested to permit Buyer to sell such securities pursuant to Rule 144 without registration.

                  d. at the request of any Buyer holding Registrable Securities (a "Holder"), give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

                  (i)      a certificate (a "Rule 144 Certificate") certifying
                           (A) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Holder proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

                  (ii) an opinion of counsel acceptable to the Company (for which purposes it is agreed that the initial Buyer's Counsel shall be deemed acceptable) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by Buyer to any transferee of all or any portion of Registrable Securities if: (i) Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Buyer. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Buyer and the Company.

         11. MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:
                           Attn.:   Wilfred Shorrocks, President
                           Peak Entertainment Holdings, Inc.
                           Bagshaw Hall, Bagshaw Hill
                           Bakewell, Derbyshire, UK DE45 1DL
                           Tel:  +44(0)1629 814555
                           Fax:  +44(0)1629 813539

                           With a copy (which shall not constitute notice) to:

                           Attn.:  Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Tel:  212-286-0747
                           Fax:  212-808-4155

                           If to Buyer:

                           At the address and facsimile number listed on the signature page hereof.

                           With a copy to (which shall not constitute notice):

                           Krieger & Prager LLP, Esqs.
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Samuel M. Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  e. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  f. This Agreement, the Convertible Debentures, the Warrants and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  g. Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                  h. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  i. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  k. Except as otherwise provided herein, all consents and other determinations to be made by Buyer pursuant to this Agreement shall be made by Buyers holding two-thirds of the Registrable Securities, determined as if all of the Convertible Debentures then outstanding have been converted into Registrable Securities.

                  l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                            [signature page follows]

         IN WITNESS WHEREOF, the Company and the undersigned Buyer have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:                        Peak Entertainment Holdings, Inc.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer



THE BUYER:                          Platinum Partners Global Macro Fund LP

                                    By:
                                         -------------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner

                                    ADDRESS:   152 West 57th Street
                                               54th Floor
                                               New York, NY 10019

                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________


                                    [                                        ]

                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    ADDRESS:_____________________________
                                            _____________________________
                                            _____________________________

                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________

                                  SCHEDULE 5(b)

Warrants to purchase 750,000 shares of the Company's common stock, exercisable for five years at $0.35 per share issued pursuant to a consulting agreement.

Warrants to purchase 240,000 shares of common stock, exercisable for three years at $0.50 per share pursuant to an amended consulting agreement with Jack Kuessous.

Loan of $100,000 from Jack Kuessous exchanged for 583,333 shares of common stock and common stock purchase warrants to purchase 150,000 shares of common stock, exercisable for three years at an exercise price of $0.50 per share.

Stock Option Plan, which may be subdivided as appropriate, for Employees, Management and other persons entitled to participate in an amount of up to 10% of the Company's common stock.

Securities and rights issued in connection with a Securities Purchase Agreement dated as of December 24, 2003 for an aggregate amount of $500,000.

                                                                       EXHIBIT E

                                 PROMISSORY NOTE

Promissory Note, Note No. __

$[375,000/125,000]                                              December__, 2003

         FOR VALUE RECEIVED, and intending to be legally bound, the undersigneds (the "Maker"), hereby unconditionally and irrevocably promises to pay to the order of PEAK ENTERTAINMENT HOLDINGS, INC. (the "Payee"), in lawful money of the United States of America, the principal sum of $[375,000/125,000] in payment for the securities subscribed for by Payee pursuant to the Securities Purchase Agreement dated as of December __, 2003 entered into by and among the Maker and the Payee.

         Whenever any payment to be made hereunder falls due on a Saturday, Sunday or business holiday in New York, New York, such payment may be made on the next succeeding business day and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

         Payee will inform Maker of the date of effectiveness of the registration statement pursuant to the Securities Purchase Agreement. This Promissory Note shall mature on the third business day following such notice to Maker (the "Maturity Date"), and shall be immediately payable without any further demand by Payee.

         For purposes of this Promissory Note, an "Event of Default" shall occur if Maker shall: (i) fail to pay the entire principal amount of this Promissory when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

         In the event that an Event of Default has occurred, Payee or any other holder of this Promissory Note may, by notice to Maker, declare this entire Promissory Note to be forthwith due and payable one business day after such Event of Default. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee. In the Event of Default, interest shall accrue on the outstanding principal balance of this Promissory Note on the basis of a 360-day year daily from the date of issuance until paid in full at the rate of eight percent (8%) per annum.

         The nonexercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one (1) or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

         Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, Payee or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from Maker all reasonable costs of collection, including, without limitation, attorneys' fees.

         Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

         This Promissory Note shall be binding upon the successors and assigns of Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of Payee.

         Any notice herein required or permitted to be given shall be in writing and sent by means of certified or registered mail, express mail, or other overnight delivery service, hand delivery confirmed by signed receipt or facsimile transmission (followed by prompt transmission of the original of such notice by any of the foregoing means) in each case proper postage or other charges pre-paid and addressed or directed to the Maker at the address set forth below or to the Payee at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, UK DE45 1DL, telephone number: +44(0)1629 814555, facsimile: +44(0)1629 813539.
Such notice shall be deemed given when actually received. Both Maker and Payee may change the address and fax number for notices by service of notice to the other as herein provided.

         This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New York. All disputes between Maker and Payee relating in any way to this Promissory Note shall be resolved only by state and federal courts located in New York County in the State of New York, and the courts to which an appeal therefrom may be taken.

         IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of December __, 2003.

MAKER:                              [___________________]

                                    By:_____________________________
                                         Name:
                                         Title:

                                    STATE OF RESIDENCE:
                                    ADDRESS:
                                    TELEPHONE:_____________________________
                                    FACSIMILE:_____________________________

                                                                       EXHIBIT D

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made as of December 24, 2003, by and among Peak Entertainment Holdings, Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), the investors signatory hereto (collectively, "Investor"), and Law Offices of Dan Brecher (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

         WHEREAS, the Investor will be purchasing from the Company Convertible Debentures with an aggregate principal amount of $1,000,000, at the Purchase Price as set forth in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated the date hereof between the Investor and the Company, which will be issued as per the terms contained herein and in the Securities Purchase Agreement; and

         WHEREAS, it is intended that the purchase of the securities pursuant to the Securities Purchase Agreement be consummated in accordance with the requirements set forth by Sections 4(2) and/or 4(6) and/or Regulation D promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, the Company and the Investor have requested that the Escrow Agent hold the initial $500,000 cash portion of the Purchase Price with respect to the Closing of the Securities Purchase Agreement in escrow until (i) the Escrow Agent has received the Convertible Debentures, the Warrants, certain other closing documents specified herein, and (ii) until the earlier of (A) March 22, 2004 or (B) the effectiveness of the Registration Statement referenced in the Registration Rights Agreement and Securities Purchase Agreement, and
(iii)certain conditions to closing as set forth herein and in the Securities Purchase Agreement have been satisfied;

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                               TERMS OF THE ESCROW

         1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Convertible Debentures and Warrants at the Closing as contemplated by the Securities Purchase Agreement.

         1.2 At the Closing, upon the Escrow Agent's receipt of the cash portion of the Purchase Price for the Closing into its escrow account, together with executed counterparts of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, and the Warrants, the Escrow Agent shall telephonically advise the parties, or the parties' designated attorney or agent, of the amount of funds it has received into its account.

                  Wire transfers to the Escrow Agent shall be made as follows:

                           LAW OFFICES OF DAN BRECHER,
                           ESCROW ACCOUNT ACC. 37242193
                           CITIBANK, N.A.
                           CITICORP CENTER
                           153 EAST 53RD STEET
                           NEW YORK, NY 10043
                           ABA NO. 021000089

         1.3. Once Escrow Agent confirms the validity of the issuance of the applicable Convertible Debentures and the Warrants by means of its receipt of a Release Notice in the form attached hereto as Exhibit X executed by the Company and Investor, and provided that there has been receipt of the debentures for which the Company is paying $1,000,000 plus 1,000,000 shares of unregistered common stock and, upon the earlier of March 22, 2004 or the effectiveness of the Registration Statement referenced in the Registration Rights Agreement and Securities Purchase Agreement, the Escrow Agent shall then deliver to the Company the cash portion Purchase Price per the written wire or other delivery instructions of the Company, net of legal, administrative and escrow costs incurred in connection with the Securities Purchase Agreement (which shall be the obligation of the Company) and net of any outstanding balance, if any, as of the Closing, for legal and administrative fees, costs and expenses incurred by the Company to it. At the Closing, the Escrow Agent shall then arrange to have the applicable Convertible Debentures and the Warrants delivered as per instructions from the Investor against payment of consideration therefor.

                                    ARTICLE 2

                                  MISCELLANEOUS

         2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Securities Purchase Agreement.

         2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

         2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York County in the State of New York.

         2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Investor and the Escrow Agent.

         2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Securities Purchase Agreement or any documents or papers deposited or called for thereunder.

         2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Company, and may continue to act as legal counsel for the Company, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Investor consents to the Escrow Agent in such capacity as legal counsel for the Company and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Investor understands that the Company and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

         2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investor. In the event of any such resignation, the Investor and the Company shall appoint a successor Escrow Agent.

         2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

         2.15. The Company and the Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Securities Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ______ day of December, 2003


THE COMPANY:                        Peak Entertainment Holdings, Inc.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer


THE INVESTORS:                      Platinum Partners Global Macro Fund LP

                                    By:
                                         -------------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner


                                    [__________________________]

                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


ESCROW AGENT:

LAW OFFICES OF DAN BRECHER


By:___________________________________
     Dan Brecher, Authorized Signatory

                                  Exhibit X to
                                Escrow Agreement

                                 RELEASE NOTICE

         The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of December 21, 2003 among Peak Entertainment Holdings, Inc., the Investor signatory thereto and Law Offices of Dan Brecher, as Escrow Agent (the "Escrow Agreement"; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Convertible Debenture and Warrants set forth in the Securities Purchase Agreement have been satisfied. The Company and the undersigned Investor hereby confirm that all of their respective representations and warranties contained in the Securities Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Investor.

         This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of ___________, 2003.


THE COMPANY:                        Peak Entertainment Holdings, Inc.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer


THE INVESTOR:                       Platinum Partners Global Macro Fund LP

                                    By:
                                         -------------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner


                                    [__________________________]


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (this "Agreement"), dated as of December 24, 2003, by and among Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), and the secured parties signatory hereto and their respective endorsees, transferees and assigns (collectively, the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Securities Purchase Agreement between the Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company certain of the Company's 8% Secured Convertible Debentures (the "Debentures"), which are convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and in connection therewith, the Company shall issue the Secured Party certain Common Stock purchase warrants (the "Warrants"); and

         WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Company has agreed to execute and deliver to the __________ as Agent for Secured Party (the Agent") this Agreement for the benefit of the Secured Party and to grant to it a priority security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debentures and exercise and discharge in full of the Company's obligations under the Warrants.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

                  (a) "Collateral" means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

                           (i) All Goods of the Company, including, without
                  limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto (collectively, the "Equipment");

                           (ii) All Inventory of the Company, less inventory to
                  the extent that CK's Supermarket Limited of 64/65 The Kingsway, Swansea SA1 5HW maintains security interests in pursuant to an agreement for a loan made July 10, 2002;

                           (iii) All of the Company's contract rights and
                  general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "General Intangibles");

                           (iv) All Receivables of the Company including all
                  insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit;

                           (v) All of the Company's documents, instruments and
                  chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above; and

                           (vi) All of the Company's shares of stock of the
                  subsidiaries of the Company, including, without limitation, all of the Company's shares of stock of Peak Entertainment, Ltd.

                  (b) "Company" shall mean, collectively, the Company and all of the subsidiaries of the Company.

                  (c) "Obligations" means all of the Company's obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

                  (d) "UCC" means the Uniform Commercial Code, as currently in effect in the State of New York.

         2. Grant of Security Interest. As an inducement for the Secured Party to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, a right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature (including, without limitation, all of Peak Entertainment Ltd.'s rights) in and to the Collateral (the "Security Interest"). The Security Interest rights herein shall be on equal level to the security interest rights granted to third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein, in the aggregate principal amount of $500,000 occurring on or about the same time as this Agreement. The Company shall be entitled to grant security interest rights senior to the rights of the Buyers to a financial institution, subject to the approval of the Buyers, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Buyers to non-financial institution lender(s) hereafter providing at least $1,500,000 or more in working capital, subject to the approval of the Buyers, which shall not be unreasonably withheld.

         3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

                  (a) This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

                  (b) The Company represents and warrants that its principal place of business is set forth in the Company's filings with the Securities and Exchange Commission that that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located;

                  (c) The Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral, subject to the surrender and cancellation of previously issued debentures. Subject to the surrender and cancellation of previously issued debentures, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of any secured party pursuant to this Agreement or similar agreements) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

                  (d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

                  (e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and
         (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing priority liens in the Collateral.

                  (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected priority security interest in such Collateral. Subject to the surrender and cancellation of previously issued debentures, except for the filing of financing statements on Form-1 under the UCC with the appropriate jurisdictions, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

                  (g) The Company will prepare and deliver to the Agent Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the appropriate jurisdictions at the expense of the Company.

                  (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

                  (i) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

                  (j) The Company will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

                  (k) The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

                  (l) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interest therein.

                  (m) The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Company's intellectual property ("Intellectual Property Security Agreement") in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

                  (n) The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

                  (o) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

                  (p) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

                  (q) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

         4. Defaults. The following events shall be "Events of Default":

                  (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

                  (b) Any representation or warranty of the Company in this Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

                  (c) The failure by the Company to observe or perform any of its obligations hereunder or in the Intellectual Property Security Agreement for ten (10) days after receipt by the Company of notice of such failure from the Secured Party; and

                  (d) Any breach of, or default under, the Warrants.

         5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

         6. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

                  (a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

                  (b) The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

         7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

         8. Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

         9. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

         10. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

         11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         12. Power of Attorney; Further Assurances.

                  (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Debentures and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

                  (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

                  (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

         13. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

                                    If to the Company:
                                    Attn.:  Wilfred Shorrocks, President
                                    Peak Entertainment Holdings, Inc.
                                    Bagshaw Hall, Bagshaw Hill
                                    Bakewell, Derbyshire, UK DE45 1DL
                                    Tel:  +44(0)1629 814555
                                    Fax:  +44(0)1629 813539

                                    If to the Secured Party:

                                    At the address and facsimile number listed on the signature page hereof.

                                    If to the Agent:

                                    At the address and facsimile number listed on the signature page hereof.

         14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

         15.      Miscellaneous.

                  (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                  (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

                  (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

                  (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

                  (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

                  (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

                  (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New York County in the State of New York over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

                  (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer



THE SECURED PARTY:                  Platinum Partners Global Macro Fund LP

                                    By:
                                         -------------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner

                                    STATE OF RESIDENCE:   New York
                                    ADDRESS:              152 West 57th Street
                                                          54th Floor
                                                          New York, NY 10019

                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________


                                    [__________________________]

                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                    STATE OF RESIDENCE:

                                    ADDRESS:______________________________
                                            ______________________________
                                            ______________________________
                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________

THE AGENT;                          NAME___________________________________

                                    SIGNATURE:

                                    ADDRESS:______________________________
                                            ______________________________
                                            ______________________________
                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         Intellectual Property Security Agreement (this "Agreement") dated as of December 24, 2003, by and among Peak Entertainment Holdings, a Nevada corporation (the "Company"), and ____________ as Agent for the secured parties signatory hereto and their respective endorsees, transferees and assigns (collectively, the "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, pursuant to a Securities Purchase Agreement between the Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company certain of the Company's 8% Secured Convertible Debentures (the "Debentures"), which are convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and in connection therewith, the Company shall issue the Secured Party certain Common Stock purchase warrants (the "Warrants"); and

         WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Company has agreed to execute and deliver to _______ as Agent for the Secured Party jointly this Agreement for the benefit of the Secured Party and to grant to it a priority security interest in certain Intellectual Property (defined below) of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debentures and exercise and discharge in full of the Company's obligations under the Warrants.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

                  "Company" shall mean, collectively, the Company and all of the subsidiaries of the Company (including, without limitation, Peak Entertainment, Ltd.).

                  "Copyrights" shall mean (a) all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any state thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof, and (b) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State.

                  "Copyright License" shall mean any agreement, written or oral, providing for a grant by the Company of any right in any Copyright.

                  "Intellectual Property" shall means, collectively, the Software Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets, as set forth in Schedule A hereto.

                  "Obligations" means all of the Company's obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

                  "Patents" shall mean (a) all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision.

                  "Patent License" shall mean all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent.

                  "Security Agreement" shall mean the Security Agreement, dated the date hereof between the Company and the Secured Party.

                  "Software Intellectual Property" shall mean:

                           (a) all software programs (including all source code,
                  object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company, above;

                           (b) all computers and electronic data processing
                  hardware and firmware associated therewith;

                           (c) all documentation (including flow charts, logic
                  diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

                           (d) all rights with respect to all of the foregoing,
                  including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

                  "Trademarks" shall mean all trademarks, trade names, corporate names, the Company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing.

                  "Trademark License" shall mean any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark.

                  "Trade Secrets" shall mean common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         2. Grant of Security Interest. In accordance with Section 3(m) of the Security Agreement, to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature (including, without limitation, all of Peak Entertainment Ltd.'s rights) in and to the Intellectual Property (the "Security Interest"). The Security Interest rights herein shall be on equal level to the security interest rights granted to third party purchasers in the Company's sale of debentures, on terms and conditions similar to the terms herein, in the aggregate principal amount of $500,000 occurring on or about the same time as this Agreement. The Company shall be entitled to grant security interest rights senior to the rights of the Buyers to a financial institution, subject to the approval of the Buyers, which shall not be unreasonably withheld. The Company shall be entitled to grant security interest rights similar to the rights granted to the Buyers to non-financial institution lender(s) hereafter providing at least $1,500,000 or more in working capital, subject to the approval of the Buyers, which shall not be unreasonably withheld.

         3. Representations and Warranties. The Company hereby represents and warrants, and covenants and agrees with, the Secured Party as follows:

                  (a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

                  (b) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where the Intellectual Property is stored or located.

                  (c) The Company is the sole owner of the Intellectual Property (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Intellectual Property, subject to the surrender and cancellation of previously issued debentures. Subject to the surrender and cancellation of previously issued debenture, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Intellectual Property. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

                  (d) The Company shall at all times maintain its books of account and records relating to the Intellectual Property at its principal place of business and may not relocate such books of account and records unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that the necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing priority liens in the Intellectual Property to the extent they can be perfected through such filings.

                  (e) This Agreement creates in favor of the Secured Party a valid security interest in the Intellectual Property securing the payment and performance of the Obligations and, upon making the filings required hereunder, a perfected priority security interest in such Intellectual Property to the extent that it can be perfected through such filings.

                  (f) Upon request of the Secured Party, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the Secured Party's security interest in the Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby, and the Company hereby appoints the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and are paid in full.

                  (g) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

                  (h) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected priority liens and security interests in the Intellectual Property to the extent they can be perfected by filing in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Intellectual Property for the account of the Secured Party. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Intellectual Property and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

                  (i) The Company will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell or otherwise dispose of any of the Intellectual Property without the prior written consent of the Secured Party.

                  (j) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Intellectual Property, and of the occurrence of any event which would have a material adverse effect on the value of the Intellectual Property or on the Secured Party's security interest therein.

                  (k) The Company shall permit the Secured Party and its representatives and agents to inspect the Intellectual Property at any time, and to make copies of records pertaining to the Intellectual Property as may be requested by the Secured Party from time to time.

                  (l) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Intellectual Property.

                  (m) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Intellectual Property and of any other information received by the Company that may materially affect the value of the Intellectual Property, the Security Interest or the rights and remedies of the Secured Party hereunder.

                  (n) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Intellectual Property is accurate and complete in all material respects as of the date furnished.

                  (o) With respect to any Intellectual Property:

                           (i) such Intellectual Property is subsisting and has
                  not been adjudged invalid or unenforceable, in whole or in part;

                           (ii) such Intellectual Property is valid and
                  enforceable;

                           (iii) the Company has made all necessary filings and
                  recordations to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents, Patent Licenses, Trademarks and Trademark Licenses in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyrights and Copyright Licenses in the United States Copyright Office and in corresponding offices throughout the world;

                           (iv) the Company is the exclusive owner of the entire
                  and unencumbered right, title and interest in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property infringes on the asserted rights of any third party; and

                           (v) the Company has performed and will continue to
                  perform all acts and has paid all required fees and taxes to maintain each and every item of Intellectual Property in full force and effect throughout the world, as applicable.

                  (p) Except with respect to any Trademark or Copyright that the Company shall reasonably determine is of negligible economic value to the Company, the Company shall

                                    (i) maintain each Trademark and Copyright in
                  full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark or Copyright; employ such Trademark or Copyright with the appropriate notice of registration; not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark or Copyright unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement; and not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark or Copyright may become invalidated;

                           (ii) not, except with respect to any Patent that it
                  shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated; and (iii) notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or tribunal in any country) regarding its ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

                  (q) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof or acquire rights to any new Patent, Trademark or Copyright whether or not registered, report such filing to the Secured Party within five business days after the last day of the fiscal quarter in which such filing occurs.

                  (r) The Company shall take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (s) In the event that any Patent, Trademark or Copyright included in the Intellectual Property is infringed, misappropriated or diluted by a third party, promptly notify the Secured Party after it learns thereof and shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to it, which determination it shall promptly report to the Secured Party, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. If the Company lacks the financial resources to comply with this Section 3(s), the Company shall so notify the Secured Party and shall cooperate fully with any enforcement action undertaken by the Secured Party on behalf of the Company.

         4. Defaults. The following events shall be "Events of Default":

                  (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

                  (b) Any representation or warranty of the Company in this Agreement or in the Security Agreement shall prove to have been incorrect in any material respect when made;

                  (c) The failure by the Company to observe or perform any of its obligations hereunder or in the Security Agreement for ten (10) days after receipt by the Company of notice of such failure from the Secured Party; and

                  (d) Any breach of, or default under, the Warrants.

         5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

         6. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Intellectual Property is then located). Without limitation, the Secured Party shall have the following rights and powers:

                  (a) The Secured Party shall have the right to take possession of the Intellectual Property and, for that purpose, enter, with the aid and assistance of any person, any premises where the Intellectual Property, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Intellectual Property and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Intellectual Property in saleable or disposable form.

                  (b) The Secured Party shall have the right to operate the business of the Company using the Intellectual Property and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Intellectual Property, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Intellectual Property, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Intellectual Property being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

         7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Intellectual Property hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Intellectual Property, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Intellectual Property, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Intellectual Property, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Intellectual Property, unless due to the gross negligence or willful misconduct of the Secured Party.

         8. Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Intellectual Property or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Intellectual Property, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

         9. Responsibility for Intellectual Property. The Company assumes all liabilities and responsibility in connection with all Intellectual Property, and the obligations of the Company hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Intellectual Property or its unavailability for any reason.

         10. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Intellectual Property, or any release or amendment or waiver of or consent to departure from any other Intellectual Property for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Intellectual Property; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Intellectual Property or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Intellectual Property which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.


         11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         12. Power of Attorney; Further Assurances.

                  (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Intellectual Property that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Intellectual Property; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Intellectual Property; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Intellectual Property; and (v) generally, to do, at the option of the Secured Party, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Intellectual Property and the Security Interest granted therein in order to effect the intent of this Agreement, the Debentures and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

                  (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Intellectual Property.

                  (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property without the signature of the Company where permitted by law.

         13. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

                                    If to the Company:
                                    Attn.:  Wilfred Shorrocks, President
                                    Peak Entertainment Holdings, Inc.
                                    Bagshaw Hall, Bagshaw Hill
                                    Bakewell, Derbyshire, UK DE45 1DL
                                    Tel:  +44(0)1629 814555
                                    Fax:  +44(0)1629 813539

                                    If to the Secured Party:

                                    At the address and facsimile number listed on the signature page hereof.

                                    If to the Agent:

                                    At the address and facsimile number listed on the signature page hereof.

         14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Intellectual Property or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

         15.      Miscellaneous.

                  (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) All of the rights and remedies of the Secured Party with respect to the Intellectual Property, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                  (c) This Agreement and the Security Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

                  (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

                  (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

                  (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

                  (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

                  (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Intellectual Property which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York in the State of New York over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

                  (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

THE COMPANY:                        PEAK ENTERTAINMENT HOLDINGS, INC.


                                    By:
                                         -------------------------------------
                                         Wilf Shorrocks
                                         President and Chief Executive Officer

THE SECURED PARTY:                  Platinum Partners Global Macro Fund LP

                                    By:
                                         -------------------------------------
                                         Name:  Mark Nordlicht
                                         Title:  General Partner

                                    STATE OF RESIDENCE:   New York
                                    ADDRESS:              152 West 57th Street
                                                          54th Floor
                                                          New York, NY 10019


                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________


                                    [___________________]

                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    STATE OF RESIDENCE:

                                    ADDRESS:_____________________________
                                            _____________________________
                                            _____________________________



                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________


THE AGENT:                          NAME____________________________________


                                    ADDRESS:_____________________________
                                            _____________________________
                                            _____________________________

                                    TELEPHONE:____________________________
                                    FACSIMILE:____________________________

                                   SCHEDULE A


A.    Software Intellectual Property:    None.

B.    Copyrights:                        None, other than any, if any, disclosed
                                         in filings with the S.E.C.

C.    Copyright Licenses:                None, other than any, if any, disclosed
                                         in filings with the S.E.C.

D.    Patents:                           None.

E.    Patent Licenses:                   None.

F.    Trademarks:                        None, other than any, if any, disclosed
                                         in filings with the S.E.C.

G.    Trademark Licenses:                None, other than any, if any, disclosed
                                         in filings with the S.E.C.

H.    Trade Secrets:                     None.